UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

J. ALEXANDER’S HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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J. ALEXANDER’S HOLDINGS, INC.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

June 20, 2019

The following information is a supplement to the J. Alexander’s Holdings, Inc. (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 10, 2019 (the “Proxy Statement”) for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 20, 2019, at 9:30 a.m., central time, at Redlands Grill, 2609 West End Avenue, Nashville, Tennessee 37203. This corrects and supplements statements concerning abstentions on pages 2 and 40 of the Proxy Statement.

Pursuant to New York Stock Exchange requirements, abstentions will have the effect of a vote against Proposal 3, the proposal to approve the Company’s Amended and Restated 2015 Equity Incentive Plan, which requires the affirmative vote of the majority of votes cast on such proposal.

Except as set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Date: May 10, 2019